Floor & Decor Holdings, Inc. Announces Third Quarter Fiscal 2021 Financial Results
•Net sales increased 28.0% from the third quarter of fiscal 2020 to $876.6 million.
•Comparable store sales increased 10.9% from the third quarter of fiscal 2020.
•Diluted earnings per share (“EPS”) increased 6.2% to $0.69 from $0.65 in the third quarter of fiscal 2020; Adjusted diluted EPS* increased 7.1% to $0.60 from $0.56 in the third quarter of fiscal 2020.
ATLANTA--(BUSINESS WIRE)--November 4, 2021--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces record financial results for the third quarter of fiscal 2021, which ended September 30, 2021.
Tom Taylor, Chief Executive Officer, stated, “We are very pleased with our fiscal 2021 third-quarter and year-to-date financial results. These strong results reflect the steadfast efforts of our associates to serve our customers every day during their purchase journey. We continue to benefit from our unique business model that offers broad, innovative trend-forward assortments in project-ready quantities, which enable our Pro and Homeowner customers to choose from multiple options to complete their projects on time. These benefits have been particularly important as disruptions in the global supply chain have created uncertainty in product lead times and rising costs. Our merchandising and supply chain teams, along with our vendor partners, have done a great job successfully managing these by leveraging our diverse countries of origin and our long-term relationships with outstanding vendor and supply chain partners.”
Mr. Taylor continued, “Year-to-date through the third quarter, we have successfully opened 20 new warehouse stores, bringing our total to 153 warehouse stores operating in 33 states. We intend to open seven new warehouse stores in the fourth quarter of fiscal 2021. As a result, we expect to open 27 new warehouse stores in fiscal 2021, representing 20.3% growth from fiscal 2020. Our strong year-to-date results continue to reinforce our belief that the new store classes of 2020 and 2021 will likely represent the most robust first-year sales and profit classes in our history.”
Please see “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.
For the Thirteen Weeks Ended September 30, 2021
•Net sales increased 28.0% to $876.6 million from $684.8 million in the third quarter of fiscal 2020.
•Comparable store sales increased 10.9%.
•We opened six new warehouse stores during the third quarter of fiscal 2021, ending the quarter with 153 warehouse stores and two design studios.
•Operating income increased 5.8% to $83.4 million from $78.8 million in the third quarter of fiscal 2020. Operating margin decreased 200 basis points to 9.5%.
•Net income increased 8.5% to $74.6 million compared to $68.8 million in the third quarter of fiscal 2020. Diluted EPS was $0.69 compared to $0.65 in the third quarter of fiscal 2020, an increase of 6.2%.
•Adjusted net income* increased 8.0% to $64.2 million compared to $59.4 million in the third quarter of fiscal 2020. Adjusted diluted EPS* was $0.60 compared to $0.56 in the third quarter of fiscal 2020, an increase of 7.1%.
•Adjusted EBITDA* increased 12.7% to $120.2 million compared to $106.7 million in the third quarter of fiscal 2020.
For the Thirty-nine Weeks Ended September 30, 2021
•Net sales increased 48.0% to $2,519.2 million from $1,702.1 million in the same period of fiscal 2020.
•Comparable store sales increased 33.1%.
•We opened 20 new warehouse stores during the thirty-nine weeks ended September 30, 2021.
•Operating income increased 89.6% to $277.9 million from $146.6 million in the same period of fiscal 2020. Operating margin increased 240 basis points to 11.0%.
•Net income increased 69.3% to $233.4 million compared to $137.8 million in the same period of fiscal 2020. Diluted EPS was $2.17 compared to $1.30 in the same period of fiscal 2020, an increase of 66.9%.
•Adjusted net income* increased 97.2% to $215.3 million compared to $109.2 million in the same period of fiscal 2020. Adjusted diluted EPS* was $2.01 compared to $1.03 in the same period of fiscal 2020, an increase of 95.1%.
•Adjusted EBITDA* increased 70.5% to $384.3 million compared to $225.4 million in the same period of fiscal 2020.
*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

The COVID-19 Pandemic Impact on Floor & Decor's Business
The COVID-19 pandemic had a material negative impact on our financial results during the first half of fiscal 2020. While our financial results during the second half of fiscal 2020 and the first thirty-nine weeks of fiscal 2021 have been strong, the full impact that the pandemic could have on our business remains highly uncertain.
We continue to monitor the impact of the COVID-19 pandemic on our associates, customers, business partners, and supply chain. However, given the evolving nature of the pandemic and uncertainty regarding its potential severity and duration, the full financial impact of the COVID-19 pandemic on our business cannot be reasonably estimated at this time. The extent of the impact of the COVID-19 pandemic on our business and financial results will depend on future developments, including the duration of the COVID-19 pandemic, the success of vaccination programs, the spread of COVID-19 within the markets in which we operate, the impact to countries from which we source inventory, fixed assets, and other supplies, the effect of the pandemic on consumer confidence and spending, and actions taken by government entities in response to the pandemic, all of which are highly uncertain. Due to the continued uncertainty regarding the ongoing impacts of the COVID-19 pandemic and the associated complexity of forecasting, we are updating select annual guidance for new store openings and certain other financial measures that we believe we can reasonably forecast.
Updated Outlook for the Fiscal Year Ending December 30, 2021:
•Depreciation and amortization expense of approximately $115 million
•Interest expense, net of approximately $5 million
•Tax rate of approximately 24%, excluding tax benefits resulting from stock option exercises and the vesting of restricted stock and restricted stock units
•Diluted weighted average shares outstanding of approximately 107 million shares
•Open 27 new warehouse-format stores
•Capital expenditures in the range of approximately $455 million to $475 million
Conference Call Details
A conference call to discuss the third quarter fiscal 2021 financial results is scheduled for today, November 4, 2021, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13723260. The replay will be available until November 11, 2021.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer and commercial flooring distributor operating 153 warehouse-format stores and two design studios across 33 states at the end of the third quarter of fiscal 2021. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative and installation accessories, at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base and are based on when the customer obtains control of the product, which is typically at the time of sale. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation.
Non-GAAP Financial Measures
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by weighted average shares outstanding. We define EBITDA as net income before interest, loss (gain) on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss (gain) on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset impairments and disposals, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Thirteen Weeks Ended
	September 30, 2021		September 24, 2020		% Increase (Decrease)
	Actual	% of Sales	Actual	% of Sales
Net sales	$876,553	100.0%	$684,847	100.0%	28.0%
Cost of sales	511,245	58.3	390,219	57.0	31.0
Gross profit	365,308	41.7	294,628	43.0	24.0
Operating expenses:
Selling and store operating	218,690	24.9	171,513	25.0	27.5
General and administrative	52,488	6.0	39,286	5.7	33.6
Pre-opening	10,733	1.2	5,027	0.7	113.5
Total operating expenses	281,911	32.2	215,826	31.5	30.6
Operating income	83,397	9.5	78,802	11.5	5.8
Interest expense, net	1,124	0.1	2,024	0.3	(44.5)
Income before income taxes	82,273	9.4	76,778	11.2	7.2
Provision for income taxes	7,628	0.9	8,004	1.2	(4.7)
Net income	$74,645	8.5%	$68,774	10.0%	8.5%
Basic weighted average shares outstanding	104,899		103,180
Diluted weighted average shares outstanding	107,486		106,379
Basic earnings per share	$0.71		$0.67		6.0%
Diluted earnings per share	$0.69		$0.65		6.2%

	Thirty-nine Weeks Ended
	September 30, 2021		September 24, 2020		% Increase (Decrease)
	Actual	% of Sales	Actual	% of Sales
Net sales	$2,519,198	100.0%	$1,702,136	100.0%	48.0%
Cost of sales	1,451,519	57.6	974,784	57.3	48.9
Gross profit	1,067,679	42.4	727,352	42.7	46.8
Operating expenses:
Selling and store operating	613,708	24.4	463,036	27.2	32.5
General and administrative	149,348	5.9	103,857	6.1	43.8
Pre-opening	26,720	1.1	13,894	0.8	92.3
Total operating expenses	789,776	31.4	580,787	34.1	36.0
Operating income	277,903	11.0	146,565	8.6	89.6
Interest expense, net	3,805	0.2	6,134	0.4	(38.0)
Gain on early extinguishment of debt	—	—	(1,015)	(0.1)	NM
Income before income taxes	274,098	10.9	141,446	8.3	93.8
Provision for income taxes	40,741	1.6	3,605	0.2	NM
Net income	$233,357	9.3%	$137,841	8.1%	69.3%
Basic weighted average shares outstanding	104,506		102,308
Diluted weighted average shares outstanding	107,301		105,808
Basic earnings per share	$2.23		$1.35		65.2%
Diluted earnings per share	$2.17		$1.30		66.9%

Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$330,085	$307,772
Receivables, net	81,480	50,427
Inventories, net	833,122	654,000
Prepaid expenses and other current assets	49,522	28,257
Total current assets	1,294,209	1,040,456
Fixed assets, net	836,310	579,359
Right-of-use assets	1,082,031	916,325
Intangible assets, net	152,678	109,269
Goodwill	255,473	227,447
Other assets	7,409	7,569
Total long-term assets	2,333,901	1,839,969
Total assets	$3,628,110	$2,880,425
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$1,577	$1,647
Current portion of lease liabilities	98,238	94,502
Trade accounts payable	634,339	417,898
Accrued expenses and other current liabilities	255,106	162,283
Income taxes payable	1,553	12,391
Deferred revenue	21,173	10,115
Total current liabilities	1,011,986	698,836
Term loans	195,865	207,157
Lease liabilities	1,106,812	941,125
Deferred income tax liabilities, net	33,589	27,990
Other liabilities	14,948	7,929
Total long-term liabilities	1,351,214	1,184,201
Total liabilities	2,363,200	1,883,037
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 105,578,555 shares issued and outstanding at September 30, 2021 and 104,368,212 issued and outstanding at December 31, 2020	106	104
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	442,247	408,124
Accumulated other comprehensive income, net	204	164
Retained earnings	822,353	588,996
Total stockholders’ equity	1,264,910	997,388
Total liabilities and stockholders’ equity	$3,628,110	$2,880,425

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-nine Weeks Ended
	September 30, 2021	September 24, 2020
Operating activities
Net income	$233,357	$137,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,496	67,249
Stock-based compensation expense	15,335	11,542
Deferred income taxes	5,599	22,173
Loss on asset impairments and disposals, net	475	84
Interest cap derivative contracts	40	264
Gain on early extinguishment of debt	—	(1,015)
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(19,785)	14,008
Inventories, net	(174,649)	(16,596)
Trade accounts payable	202,386	(6,002)
Accrued expenses and other current liabilities	38,492	40,331
Income taxes	(10,838)	(22,849)
Deferred revenue	9,840	4,170
Other, net	(19,856)	18,485
Net cash provided by operating activities	364,892	269,685
Investing activities
Purchases of fixed assets	(277,688)	(109,653)
Acquisition, net of cash acquired	(63,567)	—
Net cash used in investing activities	(341,255)	(109,653)
Financing activities
Borrowings on revolving line of credit	13,466	275,000
Payments on revolving line of credit	(15,969)	(275,000)
Proceeds from term loans	65,000	75,000
Payments on term loans	(76,202)	(1,598)
Proceeds from exercise of stock options	11,755	15,193
Proceeds from employee stock purchase plan	3,063	2,344
Debt issuance costs	(1,409)	(6,882)
Tax payments for stock-based compensation awards	(1,028)	—
Net cash (used in) provided by financing activities	(1,324)	84,057
Net increase in cash and cash equivalents	22,313	244,089
Cash and cash equivalents, beginning of the period	307,772	27,037
Cash and cash equivalents, end of the period	$330,085	$271,126
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$238,023	$129,803
Cash paid for interest, net of capitalized interest	$1,676	$4,897
Cash paid for income taxes, net of refunds	$45,996	$4,272
Fixed assets accrued at the end of the period	$94,839	$26,441

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except EPS)
(Unaudited)
Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	September 30, 2021	September 24, 2020
Net income (GAAP):	$74,645	$68,774
Acquisition and integration expense (a)	120	—
Tariff refund adjustments (b)	(59)	—
Distribution center relocation (c)	470	—
COVID-19 costs (d)	286	571
Contingent earn-out liability fair value adjustment (e)	339	—
Secondary offering costs (g)	—	266
Tax benefit of stock-based compensation awards (i)	(11,321)	—
Tax benefit of CARES Act (j)	—	(9,695)
Tax impact of adjustments to net income (k)	(268)	(473)
Adjusted net income	$64,212	$59,443
Diluted weighted average shares outstanding	107,486	106,379
Adjusted diluted EPS	$0.60	$0.56

	Thirty-nine Weeks Ended
	September 30, 2021	September 24, 2020
Net income (GAAP):	$233,357	$137,841
Acquisition and integration expense (a)	3,286	—
Tariff refund adjustments (b)	1,572	(4,578)
Distribution center relocation (c)	1,425	—
COVID-19 costs (d)	910	3,482
Contingent earn-out liability fair value adjustment (e)	339	—
Debt modification expense (f)	171	722
Secondary offering costs (g)	—	785
Gain on early extinguishment of debt (h)	—	(1,015)
Tax benefit of stock-based compensation awards (i)	(23,946)	(22,971)
Tax benefit of CARES Act (j)	—	(7,676)
Tax impact of adjustments to net income (k)	(1,860)	2,562
Adjusted net income	$215,254	$109,152
Diluted weighted average shares outstanding	107,301	105,808
Adjusted diluted EPS	$2.01	$1.03
(a)Represents third-party transaction, legal, and consulting costs directly related to the acquisition of Spartan.
(b)Represents adjustments to estimated tariff refund receivables during the thirteen and thirty-nine weeks ended September 30, 2021. During the thirty-nine weeks ended September 24, 2020, represents income for incremental tariff refunds recognized for certain bamboo and other flooring products.
(c)Represents amounts related to the relocation of our Houston distribution center.
(d)Amounts are comprised of sanitation, personal protective equipment, and other costs that directly related to efforts to mitigate the impact of the COVID-19 pandemic on our business.
(e)Reflects remeasurement charges due to changes in the fair value of the contingent earn-out liability related to our acquisition of Spartan.
(f)Represents legal fees incurred in connection with amendments to the senior secured term loan credit facility.
(g)Amounts relate to costs associated with secondary public offerings of the Company’s Class A common stock by certain of our stockholders. The Company did not sell any shares or receive any proceeds from the sale of shares by the selling stockholders.
(h)Represents gain on partial debt extinguishment due to the May 2020 amendment to the senior secured term loan credit facility.
(i)Tax benefit resulting from stock option exercises and the vesting of restricted stock and restricted stock units.
(j)Represents income tax benefit recognized due to the enactment of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which resulted in a fiscal 2019 tax net operating loss carryback to prior years in which the federal tax rate of 35% was higher than the current federal tax rate of 21%.
(k)Tax adjustments for pre-tax adjustments above and tax reserves, including for uncertain tax positions, related to prior years.

EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	September 30, 2021	September 24, 2020
Net income (GAAP):	$74,645	$68,774
Depreciation and amortization (a)	30,348	22,566
Interest expense, net	1,124	2,024
Income tax expense	7,628	8,004
EBITDA	113,745	101,368
Stock-based compensation expense (c)	5,282	4,400
Acquisition and integration expense (d)	120	—
COVID-19 costs (f)	286	571
Other (g)	809	389
Adjusted EBITDA	$120,242	$106,728

	Thirty-nine Weeks Ended
	September 30, 2021	September 24, 2020
Net income (GAAP):	$233,357	$137,841
Depreciation and amortization (a)	83,245	66,230
Interest expense, net	3,805	6,134
Gain on early extinguishment of debt (b)	—	(1,015)
Income tax expense	40,741	3,605
EBITDA	361,148	212,795
Stock-based compensation expense (c)	15,335	11,542
Acquisition and integration expense (d)	3,286	—
Tariff refund adjustments (e)	1,728	(4,016)
COVID-19 costs (f)	910	3,482
Other (g)	1,934	1,606
Adjusted EBITDA	$384,341	$225,409
(a)Excludes amortization of deferred financing costs, which is included as a part of interest expense, net in the table above.
(b)Represents gain on partial debt extinguishment in connection with the May 2020 amendment to the senior secured term loan credit facility.
(c)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(d)Represents third-party transaction, legal, and consulting costs directly related to the acquisition of Spartan.
(e)Represents a reduction in estimated tariff refund receivables during the thirty-nine weeks ended September 30, 2021 and income for incremental tariff refunds recognized for certain bamboo and other flooring products during the thirty-nine weeks ended September 24, 2020. Interest income for tariff refunds is included within interest expense, net in the table above.
(f)Amounts are comprised of sanitation, personal protective equipment, and other costs directly related to efforts to mitigate the impact of the COVID-19 pandemic on our business.
(g)Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen and thirty-nine weeks ended September 30, 2021 primarily relate to relocation expenses for our Houston distribution center and changes in the fair value of the contingent earn-out liability associated with the Spartan acquisition. Amounts for the thirteen weeks ended September 24, 2020 primarily relate to costs associated with a secondary public offering of the Company’s Class A common stock by certain of our stockholders, and amounts for the thirty-nine weeks ended September 24, 2020 relate to the costs associated with two such public offerings and the legal fees associated with the February 2020 amendment to the senior secured term loan credit facility. The Company did not sell any shares in the offerings and did not receive any proceeds from the sale of shares by the selling stockholders.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans, objectives of management for future operations, the impact of the Spartan acquisition on our operating results, and the impact of the COVID-19 pandemic, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of the COVID-19 pandemic.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2020 filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2021 (the “Annual Report”) and elsewhere in the Annual Report, those factors described in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “10-Q”) and elsewhere in the 10-Q, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise.
Contacts
Investor Contacts:
Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com